EXHIBIT A
Cover Letter to the Offer to Purchase and Letter of Transmittal
[Robeco-Sage Multi-Strategy TEI Fund, L.L.C. Letterhead]
IF YOU DO NOT WANT TO SELL YOUR
UNITS OF LIMITED LIABILITY COMPANY INTERESTS
AT THIS TIME, PLEASE DISREGARD THIS NOTICE.
THIS IS SOLELY A NOTIFICATION OF THE FUND’S TENDER OFFER.
June 29, 2011
Dear Robeco-Sage Multi-Strategy TEI Fund, L.L.C. Member:
          We are writing to inform you of important dates relating to a tender offer by Robeco-Sage Multi-Strategy TEI Fund, L.L.C. (the “Fund”) pursuant to which the Fund is offering to repurchase units of limited liability company interests in the Fund (“Units”), as described in the attached Offer to Purchase.
          In addition, as you may know, on June 2, 2011, Robeco Groep, N.V. (“Robeco Groep”) and Arden Asset Management LLC (“Arden”) announced an agreement under which Robeco Groep will transfer to Arden management of Robeco Investment Management, Inc.’s (the “Adviser”) fund of hedge funds division, Robeco-Sage (the “Transaction”). The Transaction is expected to close effective October 1, 2011 (the “Closing”), subject to meeting certain conditions to closing. The Fund’s currently effective investment advisory agreement with the Adviser will terminate in connection with the Transaction, effective upon the Closing.
          In connection with the Transaction, at an in-person meeting held on June 6, 2011, the Board of Managers (“Board”) of the Fund approved a new investment advisory agreement (the “New Advisory Agreement”) between the Fund and Arden, to be effective upon the Closing. The New Advisory Agreement is subject to the approval of members of the Fund.
          Also at the June 6 meeting, the Board approved the reorganization of the Fund with and into Robeco-Sage Multi-Strategy Fund, L.L.C. (the “Multi-Strategy Fund”), whereby the Fund would transfer all of its assets and liabilities to the Multi-Strategy Fund and, in return, the Multi-Strategy Fund would issue its units to Members of the Fund in an amount equal to the value of their Units in the Fund. Additionally, in connection with this reorganization, the board of managers of Robeco-Sage Multi-Strategy TEI Master Fund, L.L.C. (the “Master Fund”), in which the Fund invests substantially all of its assets, approved the reorganization of the Master Fund with and into Robeco-Sage Multi-Strategy Master Fund, L.L.C. (the “Multi-Strategy Master Fund”), whereby the Master Fund would transfer all of its assets and liabilities to the Multi-Strategy Master Fund and, in return, the Multi-Strategy Master Fund would issue its units to members of the Master Fund in an amount equal to the value of their units in the Master Fund (both reorganizations are referred to as the “Reorganization”). The Reorganization is subject to certain conditions, including approval by Members, and is expected to close on or about October 1, 2011.
          It is currently anticipated that proxy materials regarding the Reorganization and the New Advisory Agreement will be distributed to Members in the beginning of the third quarter of 2011 and that a meeting of Members to consider the Reorganization and the New Advisory Agreement will be held on September 9, 2011. Please refer to the proxy materials for more information about the Reorganization and the New Advisory Agreement.
          Additionally, at the June 6 meeting, the Board approved the elimination of the 2% repurchase fee (which had been applicable to repurchases made within one year of investment) chargeable to Members whose Interests are repurchased effective on or after June 30, 2011.
INFORMATION ABOUT THE TENDER OFFER
          As described in the attached Offer to Purchase, the Fund is offering to purchase from Members up to $10 million of Units at a price equal to the net asset value of Units determined as of September 30, 2011. The tender offer period will begin on June 29, 2011 and will end at 12:00 midnight, Eastern time, on July 27, 2011. The purpose of the tender offer is to provide liquidity to members that hold Units. Units may be presented to the Fund for purchase only by tendering them during one of the Fund’s announced tender offers.
          Should you wish to tender all or a portion of your Units for purchase by the Fund during this tender offer period, please complete and return the enclosed Letter of Transmittal in the enclosed postage-paid envelope or by fax so that it arrives no later than July 27, 2011. If you do not wish to tender your Units, simply disregard this notice. NO ACTION IS REQUIRED IF YOU DO NOT WISH TO TENDER ANY OF YOUR UNITS AT THIS TIME.
          All tenders of Units must be received by UMB Fund Services, Inc. either by mail or by fax (if by fax, please deliver an original, executed copy promptly thereafter) in good order by July 27, 2011.
          If you have any questions, please refer to the attached Offer to Purchase document, which contains additional important information about the tender offer, or call UMB Fund Services, Inc. at (877) 491-4991.
Sincerely,
Robeco-Sage Multi-Strategy TEI Fund, L.L.C.

Cover Letter to the Offer to Purchase and Letter of Transmittal
[For clients of certain brokers]
[Robeco-Sage Multi-Strategy TEI Fund, L.L.C. Letterhead]
IF YOU DO NOT WANT TO SELL YOUR
UNITS OF LIMITED LIABILITY COMPANY INTERESTS
AT THIS TIME, PLEASE DISREGARD THIS NOTICE.
THIS IS SOLELY A NOTIFICATION OF THE FUND’S TENDER OFFER.
June 29, 2011
Dear Robeco-Sage Multi-Strategy TEI Fund, L.L.C. Member:
          We are writing to inform you of important dates relating to a tender offer by Robeco-Sage Multi-Strategy TEI Fund, L.L.C. (the “Fund”) pursuant to which the Fund is offering to repurchase units of limited liability company interests in the Fund (“Units”), as described in the attached Offer to Purchase.
          In addition, as you may know, on June 2, 2011, Robeco Groep, N.V. (“Robeco Groep”) and Arden Asset Management LLC (“Arden”) announced an agreement under which Robeco Groep will transfer to Arden management of Robeco Investment Management, Inc.’s (the “Adviser”) fund of hedge funds division, Robeco-Sage (the “Transaction”). The Transaction is expected to close effective October 1, 2011 (the “Closing”), subject to meeting certain conditions to closing. The Fund’s currently effective investment advisory agreement with the Adviser will terminate in connection with the Transaction, effective upon the Closing.
          In connection with the Transaction, at an in-person meeting held on June 6, 2011, the Board of Managers (“Board”) of the Fund approved a new investment advisory agreement (the “New Advisory Agreement”) between the Fund and Arden, to be effective upon the Closing. The New Advisory Agreement is subject to the approval of members of the Fund.
          Also at the June 6 meeting, the Board approved the reorganization of the Fund with and into Robeco-Sage Multi-Strategy Fund, L.L.C. (the “Multi-Strategy Fund”), whereby the Fund would transfer all of its assets and liabilities to the Multi-Strategy Fund and, in return, the Multi-Strategy Fund would issue its units to Members of the Fund in an amount equal to the value of their Units in the Fund. Additionally, in connection with this reorganization, the board of managers of Robeco-Sage Multi-Strategy TEI Master Fund, L.L.C. (the “Master Fund”), in which the Fund invests substantially all of its assets, approved the reorganization of the Master Fund with and into Robeco-Sage Multi-Strategy Master Fund, L.L.C. (the “Multi-Strategy Master Fund”), whereby the Master Fund would transfer all of its assets and liabilities to the Multi-Strategy Master Fund and, in return, the Multi-Strategy Master Fund would issue its units to members of the Master Fund in an amount equal to the value of their units in the Master Fund (both reorganizations are referred to as the “Reorganization”). The Reorganization is subject to certain conditions, including approval by Members, and is expected to close on or about October 1, 2011.
          It is currently anticipated that proxy materials regarding the Reorganization and the New Advisory Agreement will be distributed to Members in the beginning of the third quarter of 2011 and that a meeting of Members to consider the Reorganization and the New Advisory Agreement will be held on September 9, 2011. Please refer to the proxy materials for more information about the Reorganization and the New Advisory Agreement.
          Additionally, at the June 6 meeting, the Board approved the elimination of the 2% repurchase fee (which had been applicable to repurchases made within one year of investment) chargeable to Members whose Interests are repurchased effective on or after June 30, 2011.
INFORMATION ABOUT THE TENDER OFFER
          As described in the attached Offer to Purchase, the Fund is offering to purchase from Members up to $10 million of Units at a price equal to the net asset value of Units determined as of September 30, 2011. The tender offer period will begin on June 29, 2011 and will end at 12:00 midnight, Eastern time, on July 27, 2011. The purpose of the tender offer is to provide liquidity to members that hold Units. Units may be presented to the Fund for purchase only by tendering them during one of the Fund’s announced tender offers.
          Should you wish to tender all or a portion of your Units for purchase by the Fund during this tender offer period, please contact your Financial Advisor (“FA”) who will provide you with a customized Tender Offer Form for your account. Contained in this Offer kit is a sample Tender Offer Form which is for your reference only.
          The Tender Offer Form generated for your account will need to be signed and returned to your FA by midnight, Eastern time, on July 27, 2011. Upon receiving signed documentation, your FA will submit the form and enter the order for processing.
          If you do not wish to tender your Units, simply disregard this notice. NO ACTION IS REQUIRED IF YOU DO NOT WISH TO TENDER ANY OF YOUR UNITS AT THIS TIME.
          If you have any questions, please refer to the attached Offer to Purchase document, which contains additional important information about the tender offer, or call your FA.
Sincerely,
Robeco-Sage Multi-Strategy TEI Fund, L.L.C.